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                                                                      Exhibit 12


                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                        ($ in millions, except ratio)




                                                                Thirty-six
                                                                weeks ended
                                                             September 10, 1999
                                                             ------------------

Income before income taxes                                         $496
Loss/(income) related to equity method investees                      3
                                                                  -----
                                                                    499
Add/(deduct):
   Fixed charges                                                     98
   Interest capitalized                                             (22)

                                                                 ------
Earnings available for fixed charges                               $575
                                                                 ======
Fixed charges:
    Interest expensed and capitalized (1)                           $56
    Estimate of the interest within rent expense                     42
                                                                 ------

Total fixed charges                                                 $98
                                                                 ======

                                                                 ------
Ratio of earnings to fixed charges                                  5.9
                                                                 ======

(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.